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                                                                   EXHIBIT 10.10

                           SYSTEMONE TECHNOLOGIES INC.

                                 PROMISSORY NOTE

$_______________________                             As of August 7, 2000
                                                     New York, New York


         SECTION 1. GENERAL. SYSTEMONE TECHNOLOGIES INC., a Florida corporation (hereinafter referred to as the "Borrower"), with offices at 8305 N.W. 27th Street, Miami, Florida 33122, for value received, hereby promises to pay to ________, or order, the principal amount of $___________, on the Maturity Date (as defined in the Loan Agreement hereinafter described), in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts and to pay interest on such principal amount at the rates and on the dates described in
Section 2.3 of the Loan Agreement hereinafter described; provided, however, that the interest on $__________ of the principal amount shall be calculated and accrue from August 7, 2000 and the interest on the remaining $___________of the principal amount shall be calculated and accrue from _______________ ___, 2000. The Borrower further agrees to pay interest at such rates on any overdue principal and (to the extent permitted by law) on any overdue interest, from the due date thereof until the obligation of the Borrower with respect to the payment thereof shall be discharged; all payments and prepayments of principal of this Note and all payments of the interest on this Note to be made at _____________________, or such other location as shall be specified in writing by the holder of this Note to the Borrower.

         SECTION 2. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

         SECTION 3. RELATED AGREEMENT. This Note is issued pursuant to, and is one of the Notes referred to in, the Loan Agreement dated as of August 7, 2000, as amended by that First Amendment to Loan Agreement dated November 10, 2000 and that Second Amendment to Loan Agreement dated November 30, 2000 (herein referred to as the "Loan Agreement") among the Borrower, Hanseatic Americas LDC, Environmental Opportunities Fund II, L.P. and Environmental Opportunities Fund II (Institutional), L.P., and is entitled to the benefits and is subject to the provisions thereof (including, without limitation, those providing for the optional and mandatory prepayment of this Note and the acceleration of the maturity hereof), and to the benefits of the Security Agreement, dated August 7, 2000, as amended by that First Amendment to Security Agreement dated November 10, 2000 and that Second Amendment to Security Agreement dated November 30, 2000, among the Borrower, Hanseatic Americas LDC, Environmental Opportunities Fund II, L.P. and Environmental Opportunities Fund II (Institutional), L.P. Copies of such agreements may be obtained by any holder of this Note at the principal executive offices of the Borrower.
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         SECTION 4. SUBORDINATION. THE RIGHTS AND REMEDIES OF THE HOLDER HEREOF
ARE SUBJECT TO AND SUBORDINATED TO THE TERMS AND PROVISIONS OF A SUBORDINATION AGREEMENT, DATED NOVEMBER 30, 2000, ENTERED INTO WITH HANSA FINANCE LIMITED LIABILITY COMPANY.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first-above written.

ATTEST:                                     SYSTEMONE TECHNOLOGIES INC.




______________________                      By__________________________







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